Exhibit 10.2

CONFIDENTIAL

Final Form

PARENT SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of April 1, 2026, by and among Korsana Biosciences, Inc., a Delaware corporation (the “Company”), Cyclerion Therapeutics, Inc., a Massachusetts corporation (“Parent”), and the undersigned shareholder of Parent (the “Shareholder” and each of the Shareholder, Company, and Parent a “Party” and, collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company and Cariboos Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the “First Merger Sub”) and Cariboos Merger Sub II, LLC a Delaware limited liability company (the “Second Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which (i) the First Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation and a wholly owned subsidiary of Parent and (ii) the Company will merge with and into the Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, upon the terms and subject to the conditions set forth in the Merger Agreement (together, the “Merger”).

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Parent Capital Stock as indicated in Appendix A.

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, Parent has required that Shareholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

1. Certain Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, (i) a short sale with respect to such security, (ii) entering into or acquiring a derivative contract with respect to such security, (iii) entering into or acquiring a futures or forward contract to deliver such security or (iv) entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly changing the economic benefits or risks of ownership of such security.

(b) “Shares” means (i) all shares of Parent Capital Stock and any other equity securities of Parent beneficially owned by the Shareholder as of the date hereof, including such securities indicated in Appendix A, (ii) all additional shares of Parent Capital Stock acquired, whether beneficially owned or of record, by the Stockholder during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, and (iii) any shares of capital stock or other equity securities of Parent that such Shareholder acquires or with respect to which such Shareholder otherwise acquires sole or shared voting power (including any proxy), whether beneficial or of record, or otherwise owned by such Shareholder after the execution and delivery of this Agreement and expiring on the Expiration Date, whether by exercise of any Parent Options or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares.

(c) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of an Encumbrance, lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. The Shareholder covenants to Parent and the Company as follows:

(a) Except as otherwise permitted by Section 2(d), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Shareholder shall not Transfer any of the Shareholder’s Shares, publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Authority, the Shareholder will not commit any act that would restrict the Shareholder’s legal power, authority and right to vote all of the Shares held by the Shareholder or otherwise prevent or disable the Shareholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, and as otherwise permitted by this Agreement, the Shareholder shall not enter into any voting agreement with any person or entity with respect to any of the Shareholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity in each case which has the effect of limiting or affecting the Shareholder’s legal power, authority or right to vote the Shareholder’s Shares in favor of the Parent Shareholder Matters.

(c) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect Transfer of any right, title or interest (including any right or power to vote to which the holder thereof may be entitled whether such right or power is granted by proxy or otherwise) to any Shares or take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of restricting the Stockholder’s legal power, authority and right to vote all of the Shares or would otherwise prevent or disable such Stockholder from performing any of such Stockholder’s obligations under this Agreement.

(d) Notwithstanding anything else herein to the contrary, the Shareholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy to the legal representative, heir, beneficiary or a member of the immediate family of the Shareholder or, if the Shareholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Shareholder, (ii) to such Shareholder’s Affiliates (in each case, directly or indirectly), (iii) to any trust or other entity for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder (or, if the Shareholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Shareholder) or otherwise for estate tax or estate planning purposes, (iv) in the case of a Shareholder who is not a natural person, by pro rata distributions from the Shareholder to its members, partners, or shareholders pursuant to the Shareholder’s organizational documents, (v) pursuant to applicable Law or by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement and (vi) pursuant to the exercise of any option to purchase any Parent Capital Stock, including in order to pay the exercise price of such option or otherwise satisfy taxes applicable thereto; provided, that in the cases of clauses (i)-(v), (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer if not already a party thereto. Any action taken in violation of Section 2(a) through Section 2(d) shall be null and void ab initio.

(d) Notwithstanding anything to the contrary herein, nothing in this Agreement shall obligate the Shareholder to exercise any option or any other right to acquire any shares of Parent Capital Stock.

3. Agreement to Vote Shares. The Shareholder covenants to Parent and the Company as follows:

(a) Until the Expiration Date, at every meeting of the Shareholders of Parent called to vote upon the Parent Shareholder Matters, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Parent, the Shareholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Shareholder (A) in favor of the Parent Shareholder Matters, and (B) against any Acquisition Proposal.

(b) If the Shareholder is the beneficial owner, but not the record holder, of Shares, the Shareholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Shareholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Parent by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Shareholder Capacity Only. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in the Shareholder’s capacity as a director or officer of Parent. Nothing herein shall limit or affect the Shareholder’s ability to exercise the Shareholder’s fiduciary duties as an officer or director of Parent.

5. Irrevocable Proxy. The Shareholder hereby revokes (or agrees to cause to be revoked) any proxies that the Shareholder has heretofore granted with respect to its Shares. In the event and to the extent that the Shareholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the shareholders of Parent or pursuant to any applicable written consent of the shareholders of Parent, the Shareholder shall be deemed to have irrevocably granted to, and appointed, the Company as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to (a) attend any all meetings of the Parent shareholders with respect to any of the matters specified in Section 3 and (b) vote, express consent, dissent or grant, withhold or issue instructions to the record holder to vote his, her or its Shares in any action by written consent of Parent shareholders or at any meeting of Parent shareholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein (including the next sentence), the Shareholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Shareholder, as applicable) and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 9. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate on the Expiration Date. The Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Parent. The Shareholder hereby affirms that the proxy set forth in this Section 5 is given in connection with and granted in consideration of and as an inducement to the Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Shareholder under Section 3. With respect to any Shares that are owned beneficially by the Shareholder but are not held of record by the Shareholder (other than shares beneficially owned by the Shareholder that are held in the name of a bank, broker or nominee), the Shareholder shall take all action necessary to cause the record holder of such Shares to grant the irrevocable proxy and take all other actions provided for in this Section 5 with respect to such Shares.

6. No Solicitation. The Shareholder agrees not to directly or indirectly, including through any of its officers, directors or agents, take any action that Parent is prohibited from taking pursuant to Section 5.4 of the Merger Agreement and Section 5.4 of the Merger Agreement is hereby incorporated by reference mutatis mutandis. The Stockholder hereby represents and warrants that the Stockholder has read Section 5.4 of the Merger Agreement.

7. Documentation and Information. The Shareholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s commitments and obligations under this Agreement.

8. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent and the Company as follows:

(a) (i) The Shareholder is the beneficial or record owner of the shares of Parent Capital Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Shareholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement and Encumbrances arising under applicable securities or community property laws); and (ii) the Shareholder does not beneficially own any securities of Parent other than the shares of Parent Capital Stock and rights to purchase shares of Parent Capital Stock set forth in Appendix A.

(b) Except as otherwise provided in this Agreement, the Shareholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Authority). Without limiting the generality of the foregoing, the Shareholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Shareholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shareholder’s Shares, deposited any of the Shareholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Shareholder’s legal power, authority or right to vote the Shareholder’s Shares on any matter.

(c) This Agreement has been duly and validly executed and delivered by the Shareholder and (assuming the due authorization, execution and delivery by the other Parties) constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the Enforceability Exceptions. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or, if applicable, any provision of an organizational document (including a certificate of incorporation) to or by which the Shareholder is a party or bound, or any applicable law to which the Shareholder (or any of the Shareholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Shareholder’s ability to perform its obligations under this Agreement.

(d) The execution, delivery and performance of this Agreement by the Shareholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Shareholder’s ability to perform its obligations under this Agreement.

(e) The Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Shareholder’s own choosing. The Shareholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Shareholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Shareholder understands that such Shareholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Shareholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Shareholder understands and acknowledges that the Company, Parent and the Merger Subs are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

(f) With respect to the Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened against, the Shareholder or any of the Shareholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

9. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the First Effective Time, (c) the amendment of the Merger Agreement, without the prior written consent of the Shareholder, in a manner that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Shareholder and (d) the time this Agreement is terminated upon the written agreement of the Shareholder, the Company and Parent (the “Expiration Date”); provided, however, that (i) Section 10 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any Party from any liability for any material and willful breach of this Agreement prior to the First Effective Time.

10. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any Party unless it shall be in writing and signed by each of the Parties.

(b) Entire Agreement; Counterparts; Exchanges by Electronic Transmission or Facsimile. This Agreement constitutes the entire agreement between the Parties and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(c) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except to the extent the provisions of the laws of the Commonwealth of Massachusetts are mandatorily applicable to the Merger or the fiduciary duties of the board of directors or officers of Parent and provided, that the provisions of this Agreement which by their terms are governed by the laws of the Commonwealth of Massachusetts shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 10(c), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10(h) of this Agreement and (vi) irrevocably and unconditionally waives the right to trial by jury.

(d) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated (except pursuant to the Merger) by such Party without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Parties’ prior written consent shall be void and of no effect.

(e) No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto. Each of the Parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. (New York City time), otherwise on the next succeeding Business Day, (A) if to the Company or Parent, to the address, electronic mail address or facsimile provided in Section 11.7 of the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Shareholder, to the Shareholder’s address, electronic mail address or facsimile shown below Shareholder’s signature to this Agreement.

(i) Confidentiality. Except to the extent required by applicable Law or regulation, the Shareholder shall hold any non-public information regarding the Company, this Agreement, the Merger Agreement and the Contemplated Transactions in strict confidence and shall not divulge any such information to any third person, except to the extent such information has been publicly disclosed by the Company or Parent in connection with their entry into the Merger Agreement and this Agreement; provided, however, that the Shareholder may disclose such information to its Affiliates, attorneys, accountants, consultants, and other advisors (provided, that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Shareholder nor any of its Affiliates (other than Parent, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to Parent, this Agreement, the Contemplated Transactions, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing Party shall make reasonable efforts to consult with the Company and Parent to the extent practicable.

(j) Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Appendixes are to Sections and Appendixes of this Agreement unless otherwise specified. Any capitalized terms used in any Appendix but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

KORSANA BIOSCIENCES, INC.

By:
Name:
Title:

[Signature Page to Parent Shareholder Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:

CYCLERION THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Parent Shareholder Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

[SHAREHOLDER],

in his/her capacity as the Shareholder:

Signature:

Address:

[Signature Page to Parent Shareholder Support Agreement]

Appendix A